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                                                                  EXHIBIT (a)(5)

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                       GENERAL NUTRITION COMPANIES, INC.

                                       AT

                              $25.00 NET PER SHARE

                                       BY

                            NUMICO INVESTMENT CORP.

                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF

                            KONINKLIJKE NUMICO N.V.
                                 (ROYAL NUMICO)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, AUGUST 5, 1999, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated July 9, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Numico Investment Corp., a Delaware corporation (the "Purchaser") and an indirect wholly-owned subsidiary of Koninklijke Numico N.V., a corporation incorporated under the laws of The Netherlands ("Numico"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of General Nutrition Companies, Inc., a Delaware corporation (the "Company"), at $25.00 per Share, net to the seller in cash, without interest thereon, on the terms and subject to the conditions set forth in the Offer.

    Also enclosed is the letter to the stockholders from the President and Chief Executive Officer of the Company accompanied by the Company's
Solicitation/Recommendation Statement on Schedule 14D-9.

    THIS MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender on your behalf any or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The Offer price is $25.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

        2.  The Offer is being made for all outstanding Shares.

        3. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer, a number of Shares equivalent to a majority of the total issued and outstanding Shares on a fully diluted basis as of the date such Shares are purchased
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    pursuant to the Offer (the "Minimum Condition"). The Offer is also subject to certain other conditions described in Section 12 of the Offer to Purchase.

        4. The Offer is being made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 5, 1999, by and among the Company, Numico and the Purchaser. The Merger Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, the Purchaser will be merged with and into the Company (the "Merger"). Pursuant to the Merger Agreement, each issued and outstanding Share (other than Shares owned by the Company, Numico or the Purchaser or Shares that are held by stockholders exercising dissenters' rights under Delaware law) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive an amount in cash, without interest thereon, equal to the price paid for each Share pursuant to the Offer.

        5. The Board of Directors of the Company has unanimously determined that each of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company, has approved the Merger Agreement and the transactions contemplated therein, including the Offer and the Merger, has declared that the Merger Agreement is advisable and recommends that stockholders tender their shares pursuant to the Offer.

        6. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        7. Tendering stockholders will not be charged brokerage fees or commissions by the Dealer Manager, the Depositary, or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption in provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

    Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

    If you wish to have us tender on your behalf any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

    In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by IBJ Whitehall Bank & Trust Company (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

    The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be

                                       2
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made by a licensed broker or dealer, the Offer will be deemed made on behalf of the Purchaser by J.P. Morgan Securities Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                                       3
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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                       GENERAL NUTRITION COMPANIES, INC.

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase dated July 9, 1999 (as amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal relating to the offer by Numico Investment Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Koninklijke Numico N.V., a company incorporated under the laws of The Netherlands, to purchase for $25.00 per Share, net to the seller in cash, without interest thereon, all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of General Nutrition Companies, Inc., a Delaware corporation.

    This will instruct you to tender to the Purchaser the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered:*             SIGN HERE:
----------------------------- Shares          -------------------------------------------
Account Number:                               -------------------------------------------
-------------------------------------------   Signature(s)
Daytime Area Code and Tel. No.
-------------------------------------------

Taxpayer Identification No. or Social
Security No.                                  -------------------------------------------
-------------------------------------------   -------------------------------------------
Dated: -------------------------------, 1999  (Please print name(s) and address(es))

------------------------

* Unless otherwise indicated, it will be assumed that all your Shares held by us for your account are to be tendered.